SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2003

TippingPoint Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15715	74-2902814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501B North Capital of Texas Highway, Austin, Texas 78731

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 681-8000

ITEM 5: Other Events.

On October 17, 2003, TippingPoint Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) to obtain approximately $24 million in gross proceeds from certain accredited investors (the “Investors”) acquiring 1,995,833 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $12.00 per share in a private offering. Of the $24 million, $11.40 million is subject to the Company receiving stockholder approval. Stockholders controlling a majority of the outstanding shares of the Company are participating in the private offering, and will acquire their shares in the second closing, subject to such approval.

On October 17, 2003, the Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file and effect a shelf registration statement with the Securities and Exchange Commission registering the Shares for resale.

A copy of the Stock Purchase Agreement and the Registration Rights Agreement are attached to this report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and the information contained therein is incorporated into this report by reference.

ITEM 7: Financial Statements and Exhibits.

(c)	The following exhibits are furnished as part of this report:

Exhibit 99.1     Stock Purchase Agreement, dated October 17, 2003

Exhibit 99.2     Registration Rights Agreement, dated October 17, 2003

Exhibit 99.3     Press release, dated October 20, 2003, announcing the private offering

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TippingPoint Technologies, Inc.

Date: October 21, 2003

By:	/s/ Michael J. Rapisand

Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

3

Index to Exhibits

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated October 17, 2003

99.2	Registration Rights Agreement, dated October 17, 2003

99.3	Press release, dated October 20, 2003, announcing the private offering